Exhibit 10.32

Execution Version

SUPPLEMENTAL INDENTURE NO 1

THIS SUPPLEMENTAL INDENTURE NO. 1 (“Supplemental Indenture”) dated as of June 1, 2010 is entered into between BMB MUNAI INC., a corporation duly organized and existing under the laws of the State of Nevada (the “Issuer”) and THE BANK OF NEW YORK MELLON, a banking corporation organized under the laws of the State of New York, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Trustee entered into an indenture dated as of September 19, 2007, (as may be amended, supplemented or replaced from time to time, the “Indenture”), providing for the issuance by the Issuer of U.S. $60,000,000 aggregate principal amount of 5.0% Convertible Senior Notes due 2012 (the “Notes”);

WHEREAS, pursuant to Section 7.1(a)(vii) of the Indenture, the Issuer is permitted to make any change that would provide additional rights or benefits to the Holders provided that such modification does not adversely affect the interests of the Holders in any material respect, without the consent of the Holders;

WHEREAS, the Issuer wishes to amend the Indenture for the benefit of each of the holders of Notes by adding an additional option for the holders of the Notes to require the Issuer to redeem the Notes on the Fourth Put Date (as defined below) and providing for related acceleration and exercise mechanics without in any way limiting or affecting the existing redemption or other rights relating to the Notes;

WHEREAS, the Issuer and Counsel have confirmed by Opinion of Counsel that this amendment does not adversely affect the interests of the Holders in any material respect;

WHEREAS the Issuer and 100 % of the holders have been in discussions regarding a possible restructuring;

WHEREAS 100% of the holders are aware that the Company is or may be currently in default under certain covenants (specifically Sections 9.7, 9.8, 9.10-12, 9.21 and 9.24) and have waived the Company's compliance with those covenants until the earlier to occur of (i) September 1, 2010 and (ii) the Fourth Put Date (as defined below); and

WHEREAS, this Supplemental Indenture No. 1 is supplemental to the Indenture.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I
AMENDMENTS

SECTION 1.1  Supplemental Indenture.  Upon execution of this Supplemental Indenture No. 1, the Indenture shall henceforth be read and construed as one document with this Supplemental Indenture No. 1.

SECTION 1.2  Definitions.  For all purposes of this Supplemental Indenture No. 1:

(a)           All capitalized terms used but not defined herein shall be have the meanings ascribed to them in the Indenture; and

(b)           As used in Section 10.2, the term “Put Settlement Date” shall mean, (i) in relation to the options described in Sections 10.2(a) and 10.2(b) hereof, the date that is 10 New York Business Days following the date on which the Holder validly deposits a Put Option Notice with the Paying and Conversion Agent; (ii) in relation to the option described in Section 10.2(c)(i) hereof, the Third Put Date as defined in Section 10.2(c)(i) hereof, and (iii) in relation to the option described in Section 10.2(c)(ii) hereof, the Fourth Put Date as defined in Section 10.2(c)(ii) hereof.

ARTICLE II
REDEMPTION AT THE OPTION OF NOTEHOLDERS

SECTION 2.1  Amendment of Redemption at the Option of Noteholders.  Section 10.2 of the Indenture is hereby amended and restated to read in its entirety as follows:

10.2	The Issuer shall, at the option of the Holder of any Note, redeem such Note:

(a)           in the event that the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, on any day following the Filing Deadline Date until, but excluding, the Shelf Registration Statement Filing Date (the “First Put Exercise Period”) at a price equal to 110% of its principal amount together with interest accrued but unpaid to such date; or

(b)           in the event the Shelf Registration Statement Effective Date has not occurred, on any day following the one (1) year anniversary of the Original Issue Date (the “Anniversary”) until, but excluding, the earlier of the day that is 45 days after the Anniversary or the Shelf Registration Statement Effective Date (the “Second Put Exercise Period”) at a price equal to 110% of its principal amount together with interest accrued but unpaid to such date; or

(c)           on either (i) July 13, 2010 (the “Third Put Date”) or (ii) such date that is two (2) New York Business Days after the date of a Put Option Notice given by a Noteholder after June 13, 2010 but on or before September 13, 2010 (the “Fourth Put Date”), in either case at a price equal to 104% of its principal amount together with interest accrued but unpaid to such date.

In order to exercise the option contained in clause (a) or (b) above, the Holder of a Note must, during the First Put Exercise Period or the Second Put Exercise Period, as applicable, deposit with the Paying and Conversion Agent such Note Certificate and a duly completed Put Option Notice.

In order to exercise the option contained in clause (c)(i) above, the Holder of a Note must, not less than 30 nor more than 60 days before the relevant Put Settlement Date, deposit with the Paying and Conversion Agent a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Notes evidenced by a Note Certificate, such Note Certificate

In order to exercise the option contained in clause (c)(ii) above, the Holder of a Note must, after June 13, 2010 and on or before September 13, 2010, deposit with the Paying and Conversion Agent a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Notes evidenced by a Note Certificate, such Note Certificate.

The Paying and Conversion Agent with which a Note is so deposited shall deliver a duly completed receipt for such Note (a “Put Option Receipt”) to the depositing Noteholder.  No Note, once deposited with a duly completed Put Option Notice in accordance with this Section 10.2, may be withdrawn; provided, however, that if, prior to the relevant Put Settlement Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Put Settlement Date, payment of the redemption money is improperly withheld or refused, the Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt.  For so long as any Outstanding Note is held by the Paying and Conversion Agent in accordance with this Section 10.2, the depositor of such Note and not such Paying and Conversion Agent shall be deemed to be the Holder of such Note for all purposes.  Should a Holder of any Note redeem such Note in accordance with this Section 10.2, the Issuer shall give notice to Noteholders in accordance with Section 12.2 hereof.

The Issuer shall give notice to the Noteholders as soon as practicable following such event of the Shelf Registration Statement Filing Date and the Shelf Registration Statement Effective Date, in accordance with Section 12.2 hereof and, in the absence of such notice, the Shelf Registration Statement Filing Date and the Shelf Registration Statement Effective Date shall be deemed not to have occurred for the purposes of this Section 10.2.

SECTION 2.2  Notice. The Issuer shall provide notice to the Trustee and each Noteholder in accordance with the Indenture within three (3) Business Days of the receipt of any Put Option Notice.

SECTION 2.3  Amendments with Respect to the Indenture.  Except as amended hereby, the Indenture shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.  All references to “this Indenture”, “hereunder”, “hereof”, “herein”, or words of like import, and all references to the Indenture in any other agreement or documents shall hereafter be deemed to refer to the Indenture as amended hereby.

ARTICLE III
PROVISIONS OF GENERAL APPLICATION

SECTION 3.1  Severability.  In case any provision in or obligation under this Supplemental Indenture No. 1 shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 3.2  The Trustee. The recitals and statements in this Supplemental Indenture shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their accuracy or correctness. The Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or sufficiency of the Supplemental Indenture.

SECTION 3.3  Effect of headings.  The Clause headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.4  Governing Law.  The Internal law of the State of New York will govern and be used to construe this Supplemental Indenture, the Indenture (as supplemented and amended hereby) and the Notes (as supplemented and amended hereby).

SECTION 3.5  Consent to Jurisdiction and Service.  The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Holder or the Trustee arising out of or based upon this Supplemental Indenture, the Indenture or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non−exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, the Indenture or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided that service of process is effected upon the Issuer in the manner provided by the Indenture.

SECTION 3.6  Counterparts.  This Supplemental Indenture No. 1 may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Supplemental Indenture No. 1 shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed by their respective officers duly authorized, all as of the day and year first written above.

BMB MUNAI, INC.
in its capacity as Issuer

By:           /s/ Askar Tashtitov
Name: Askar Tashtitov
Title: President

THE BANK OF NEW YORK MELLON,
in its capacity as Trustee

By:           /s/ Marco Thuo
Name: Marco Thuo
Title: Vice President